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                                                                   EXHIBIT 10.11



                    WELD COUNTY COMMUNITY CORRECTIONS BOARD

                                 CONTRACT WITH

                          THE VILLA AT GREELEY, INC.


     THIS CONTRACT, Made this __1ST__ day of___ JULY___ 1999, by and between the Board of Commissioners of Weld County, on behalf of Weld County Community Corrections Board, P.O. Box 758, Greeley, CO 80632, hereinafter referred to as "the Board," and The Villa At Greeley, Inc., 1750 6th Avenue, Greeley, CO 80631, hereinafter referred to as "the Contractor."

     WITNESSETH:

     WHEREAS, authority exists in the Law and Funds have been budgeted, appropriated and otherwise made available and a sufficient unencumbered balance thereof remains available for payment for the purchase of community corrections services; and

     WHEREAS, required approval, clearance and coordination has been accomplished from and with appropriate agencies; and

     WHEREAS, the Board has entered into a contract with the Colorado Department of Public Safety, Division of Criminal Justice, to provide community corrections services pursuant to Article 27, Title 17, C.R.S., as amended, during the State fiscal year 1999-2000 and desires to subcontract with The Villa At Greeley, Inc., for the provision of such services.

     NOW THEREFORE, it is hereby agreed that

     1. THE BOARD SHALL:

A.   Payment for Services.
     ---------------------

     1) Subject to the condition that the Contractor shall provide all required information, compensate the Contractor in accordance with the schedule in Paragraph 1.A.2. for community correctional services.

     2) During the period of the contract, upon receipt of proper billing from the Contractor as provided in paragraph 2.M. herein, payment shall be offset against advances up to a maximum total payment of:

residential transition placements at a daily rate of $36.08 per offender,

residential diversion direct sentence and diversion condition of probation placements at a daily rate of $36.08 per offender,

residential diversion specialized services as described in Exhibit "A" at $17.00 per day per offender, which is the difference between the specialized services per diem ($53.08) and the regular diversion residential per diem ($36.08),



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residential transition specialized services as described in Exhibit "A" at
$14.38 per day per offender, which is the difference between the specialized services per diem ($53.08) and the regular diversion residential per diem ($36.08),

diversion non-residential placements at no more than $257.00 per month per offender, not to exceed an average of $5.12 per day per offender,

residential transition placements for specialized services (CIRT) as described in Exhibit "A" at a daily rate of $53.08 per offender,

3/4 house placements at a daily rate of no more than $14.13 per offender,

day reporting center services at a daily rate of no more than $8.24 per offender,

$36.08 per day per offender for residential parole placements, and per diem supplements to provide specialized services, with prior approval by the State, for offenders with special needs.

     3) The Contractor shall not be paid for the first day of an offender's participation in a program, but shall be compensated for the last day of an offender's participation. The day an offender transfers from Residential to Non-Residential status, the Contractor shall be paid the residential daily rate, but shall not be compensated for non-residential expenses. The day an offender transfers from Non-Residential to Residential status, the Contractor shall be paid for non-residential expenses, but shall not be compensated for the residential daily rate.

     4) The Contractor shall use no more than one percent (1%) of their total residential diversion allocation for condition of probation clients, unless a written request is presented to and approved by the Board. Reimbursement for any single client in residential diversion community corrections as a condition of probation shall be limited to a maximum of thirty (30) days.

     5) Funds allocated in this Contract are for services rendered during the current contract period and cannot be used to pay for community corrections services provided in prior or future fiscal years.

     6) Any unexpended funds allocated or advanced to the Contractor by this contract shall be reverted to the Board.

B.   Subcontracts. Contractor may subcontract for community corrections services
     ------------
with any private agency or unit of local government for the purpose of rendering services to offenders, providing, however, that any subcontracts shall comply with the terms and provisions of this contract and all applicable sections of
Article 27, Title 17, C.R.S., as amended. Any reference in this agreement to "Contractor" shall also apply to its subcontractors providing services pursuant to Article 27, Title 17, C.R.S., as amended.

C.   Payment for Travel. Reimburse the Contractor at the rate of $.24 per mile
     ------------------
for travel, when such travel is requested by the Department of Corrections (DOC) or approved by the State for the purpose of transporting offenders. The Contractor agrees that any and all travel to DOC correctional facilities shall be coordinated by DOC prior to the Contractor being reimbursed. The Contractor shall provide the Board and the State with travel reports setting forth the date of travel, mileage, destination

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and offenders transported.

D.   Payments for Leaves of Absence. Pay for the following leaves of absence,
     -------------------------------
as authorized and approved by DOC or the State Judicial Branch (SJB):

     1) "Pass or furlough" based on a privilege to leave the facility to an approved location for up to forty-eight (48) hours.

     2) "Off-grounds leave" for the purpose of which is to conduct a hearing or assessment regarding the continuation of the offender in community corrections, for a maximum allowable period of three (3) days.

     3) "Emergency leave" caused by and limited to a serious life-threatening incident in the offender's immediate family, subject to a maximum period of seven (7) days, to be reimbursed at 50% of the regular per diem rate.

E.   Noncompliance.  Withhold funds when the Board or the State determines
     -------------
that the programs or facilities of the Contractor are not in compliance with this contract. Overpayments made by the Board, in the event of non-compliance, shall be recoverable by the Board from the Contractor through deductions from future payments or recovered through legal proceedings.

F.   Limitation of Payments and Liabilities. Not assume liability for any
     --------------------------------------
deficiency that the Contractor may incur in the operation of its program nor for any debts or expenditures incurred by the Contractor for ensuing fiscal years when funds for that purpose have not been appropriated or budgeted.

     2. THE CONTRACTOR SHALL:

A.   Approval.  Be approved by the local community corrections board in
     --------
their jurisdiction and operate pursuant to Article 27, Title 17, C.R.S., as amended.

B    Description of Services. Provide such services as specifically set forth in
     -----------------------
the proposal submitted to the Board for the provision of services to 1) offenders referred by DOC, 2) offenders referred by SJB, 3) offenders referred by the State Board of Parole or, 4) offenders referred by SJB pursuant to 19-2-703(c) or 19-2-801 (2)(a). A copy of such proposal submitted by the Contractor is attached hereto and incorporated herein as Contractor's
Exhibit "A".

C.   Standards. Meet, maintain, and comply with all applicable guidelines or
     ---------
standards as provided in Article 27, Title 17, C.R.S., as amended, and the "Colorado Community Corrections Standards". Non-compliance with standards may result in reduction of compensation rates as specified in paragraph 1.A.2; cessation of offender placements in the program; implementation of a competitive bid process to consider alternate program providers; or cancellation of the contract.

D.   Victim Rights Act. Comply with Section 24-4.1-302.5, Section 24-4.1-303
     -----------------
and Section 24-4.1-304 C.R.S., commonly known as the Victim Rights Act and enabling legislation.

E.   Immigration Reform Control Act. Comply with all federal and state laws,
     ------------------------------
including the Immigration Reform Control Act in all hiring practices.

F.   Americans with Disabilities Act. Comply with all applicable titles of the
     -------------------------------
Americans with Disabilities Act (Public Law 101.336) and submit documentation as required by the State to


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demonstrate compliance with this Act.

G.   Client Files.  Maintain individual files for each offender participating in
     -------------
the Contractor's program as required by DOC/SJB. The individual files shall be maintained in a secure area, in a locked file cabinet or safe.

Such files and criminal history records shall be maintained and disseminated pursuant to Section 24-72-202-204, C.R.S., and Section 24-72-301-308, C.R.S.;
and in compliance with Title 28 of the Code of Federal Regulations.

H.   Reports.  Provide timely, prompt, and accurate reports as are or may be
     --------
required by the State, DOC, SJB, or the Board during the period of the contract, which include but are not limited to statistical reports, case load data, Community Corrections Client Information Forms, Community Corrections Client Information Forms, Community Corrections Offender Screening Information forms, and other records documenting the types of services provided and the identity of the individual offenders receiving such services. The Community Corrections Client Information Form must be completed, as prescribed by the State for each residential offender served and shall accompany the billings coinciding with the offender's month of termination. Community Corrections Offender Screening Information forms shall, on a monthly basis, be used to record all screening activity performed by the Board and its subcontractors and shall be submitted to the State with each month's billings.

I.   Review and Inspection.  Make both fiscal and program files available within
     ----------------------
three (3) working days for review and inspection by the State, DOC, SJB, or an authorized representative of the Board, to assure that the Contractor is providing the services and financial records required by this contract.

J.   Unauthorized Absence.  Notify DOC or SJB, through the appropriate
     --------------------
probation/parole officer, within four (4) hours after an offender becomes absent from the program without authorization. The Contractor shall also comply with Section 17-27.1-101(1), C.R.S. The Contractor shall keep the offender's position available for a period not to exceed one (1) day during the offender's unauthorized absence if DOC/SJB notifies the Contractor that it does desire to have the position kept available. The Board shall compensate the Contractor at full rate the day the offender escapes.

K.   Fugitive Reporting System.  Pursuant to Section 17-27-104, C.R.S., the
     -------------------------
Contractor shall insure that any probably escape of any Diversion offender is reported by program staff providing services through this contract, using the Fugitive Reporting System in effect at the time of the escape. Program staff shall also provide the State and its local community corrections board with monthly escape reports of all offenders reported as escapees, whether Diversion or Transition offenders.

L.   Absence Due to Arrest.  Notify DOC/SJB immediately if they know an
     ---------------------
offender has been arrested and/or is in the custody of a federal, state, or local police authority, respectively. If the Contractor has requested and received prior written permission from DOC/SJB, the Board shall compensate the Contractor at full rate for the day the offender is arrested, and at 50% of the regular per diem rate for up to seven (7) days for maintaining the availability of a position during the offender's absence.

M.   Additional Services.  Obtain prior written approval from the State and the
     --------------------
Board before providing any additional billable services or evaluations not provided for by the terms and conditions of this contract. If services are provided by the Contractor which exceed the maximum total payment as described in Paragraph 1,A.2., neither the State nor the Board is liable for reimbursement. Should additional funding become available, the State or Board may, at their own option, choose to reimburse beyond the amount specified in Paragraph 1.A.2.


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N.   Method of Billing. Bill the Board for services provided on such forms and
     ------------------
in such manner as the Board and/or State may require. In order for the billing to be accepted by the Board, the signature of the appropriate probation or parole officer confirming the accuracy of the billing is required. The Contractor shall report the total costs of its program to the Board and the State within five (5) days after the end of the fiscal year. The State or the Board may require the Contractor to provide an estimate of final year-end expenditures anytime within sixty (60) days prior to the end of the fiscal year.

0.   Reimbursement by Client. The Contractor may charge each offender
     ------------------------
participating in a residential program the reasonable costs of the services not covered by state payments. The charges may be collected on an ability to pay basis, but shall not exceed ten dollars ($10.00) per day while in residential placement. Offenders in non-residential placement may be charged an amount that averages 40% of the amount billed to the State as described in paragraph 1.A.2., but shall not exceed an average of two dollars ($2.00) per day while in non-residential placement. Each offender shall be issued receipts for fees collected.

     Any charges to offenders in excess of these limits must be approved in advance by the State and local community corrections board. The Contractor must provide a description of such additional fees, including rates, services or products purchased, and program policies and procedures related to collecting and record keeping to the State, the local community corrections board, and the referring agency. Such additional charges are described in Exhibit "A".

P.   Inspections. Allow DCJ, DOC, SJB, Health Department employees, or
     ------------
authorized representatives of the Board to inspect, with or without notice, the facilities, records, and services provided by the Contractor to determine compliance with this contract.

Q.   Insurance. Maintain in full force and effect adequate liability insurance
     ----------
coverage with an insurance company licensed and authorized to transact business within the State of Colorado in the following amounts:

     1. Standard Worker's Compensation and Employer Liability as required by State statute, including occupational disease, covering all employees on or off the work site, acting within the course and scope of their employment.

     2. General, Personal Injury, and Automobile Liability (including bodily injury, personal injury, and property damage) minimum coverage:

          a)  Combined single limit of $600,000 if written on occurrence basis.

          b)  Any aggregate limit will not be less than $1,000,000.

          c) Combined single limit of $600,000 for policies written on a claims-made basis. The policy shall include an endorsement, certificate, or other written evidence that coverage extends two years beyond the performance period of the contract.

          d) If any aggregate limits are reduced below $600,000 because of claims-made or paid during the required policy period, the contractor shall immediately obtain additional insurance to restore the full aggregate limit and furnish a certificate or other document showing


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              compliance with this provision.


     3. Name the Board as an additionally named insured party under our liability coverage. $1,000,000.

     The State of Colorado and Weld County, Colorado, shall be named as additional insured on all liability policies. The insurance shall include provisions preventing cancellation within 60 days prior notice to the State by certified mail. The contractor shall provide certificate showing adequate insurance coverage to the State within seven (7) working days of contract execution, unless otherwise provided.

     If the contractor is a "public entity" within the meaning of the Colorado Governmental Immunity Act, C.R.S. 24-10-101 et seq., as amended ("Act"), the
                                            --------
contractor shall at all times during the term of this contract maintain such liability insurance, by commercial policy or self-insurance, as necessary to meet its liabilities under the Act. Upon request by the State, the contractor shall show proof of such insurance.

R.   Referral for Medical Services. The Contractor shall identify sources of
     ------------------------------
emergency medical services located within close proximity to their residential community corrections facility. Procedures shall be established to refer offenders requiring such services in the event of emergencies. Offenders shall be advised upon admission to the facility that responsibility for medical and dental care is assumed by the offender unless other arrangements are confirmed in advance by the referring agency. Offenders shall acknowledge these responsibilities in writing upon admission to the program. Policy and procedures of the Contractor shall specifically prohibit any restriction or constraint of offenders movement or efforts to attend to their legitimate medical or dental needs. If a medical emergency occurs, the Contractor shall immediately notify the referring agency (DOC or SJB). The Board shall compensate the Contractor at the full rate the day an offender is placed in a hospital, and at 50% of the regular per diem rate for up to seven (7) days for holding a bed available during the hospitalization of an offender, unless the referral notifies the Contractor otherwise.

S.   Record Retention. Retain all books, records, and other documents of any
     -----------------
part pertaining to this agreement for five (5) years after final payment, and allow any person duly authorized in writing by the State or the Board to have full access to and a right to examine and copy any of the above materials during such period.

T.   Confidentiality of Records. Comply with all laws regarding confidentiality
     ---------------------------
of offenders' records. Any request for information, including but not limited to offenders' records, shall be referred by the Contractor to DOC/SJB.

U.   Drug Tests. Perform periodic chemical tests as defined in the "Colorado
     -----------
Community Corrections Standards" at times that cannot be predicted by the offender to determine the use of drugs by offenders in the Contractor's residential and non-residential program.

V.   Supervision. Provide 24-hour-a-day, seven-day-a-week staff supervision of
     ------------
the offenders assigned to the residential facility as specified in the "Colorado Community Corrections Standards".

W.   State and Local Regulations. Comply with all state and local health,
     ----------------------------
safety, fire, building and zoning requirements.

X.   Fiscal Accounting of Clients. Maintain an accurate fiscal accounting of
     -----------------------------
the earnings of all offenders assigned to their program or facility including, but not limited to: gross earning, net earning, federal, state and local taxes paid, amount of restitution agreed to and paid, savings account, subsistence charged and collected, and any other outstanding financial obligations.


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Y.   Information Provided. Provide information upon request of the appropriate
     ---------------------
DOC/SJB officers regarding the activities and adjustment of offenders assigned to their program. Collect, maintain and make available to DOC/SJB or the Board ongoing data regarding employment, alcohol abuse, drug abuse, psychological problems and treatment, vocational or educational needs and services, re-arrest or other criminal activity, and restitution.

Z.   Fiscal Audit and Verification of Line Item Expenses. Provide to the State
     ----------------------------------------------------
an independent fiscal audit report which addresses the agency's fiscal year(s) relevant to the contract period. If not detailed in the report, the Contractor will be responsible for providing additional information which independently compares the year's actual expenses to those budgeted in the line items of Contractor's Exhibit "A". Such materials shall be provided to the State within six (6) months of the end of the fiscal year unless a different schedule is established in writing by mutual agreement of the parties. These requirements may be waived all or in part, by the State, in accordance with established standards.

AA.  Non-compliance with Provisions of this Section. In the event the
     -----------------------------------------------
Contractor, in whole or in part, fails to meet the provisions of this section, the Board may adjust payment due amounts.

     3. MUTUAL PROVISIONS:

A.   Effective Dates. The period of this contract shall be from July 1, 1999
     ----------------
through June 30, 2000.

B.   Assignment. The rights and duties arising under this contract shall not be
     -----------
assigned or delegated without the prior written consent of the State.

C.   Independent Contractor. The Contractor is rendering services as an
     -----------------------
independent contractor, not as an employee, and shall be accountable to the State and the Board for the ultimate results of its actions but shall not be subject to the direct supervision and control of the State except as otherwise provided herein. Neither the Contractor nor any agent, employee, or servant of Contractor shall be or shall be deemed to be an employee, agent, or servant of the State or the Board. Contractor shall pay when due all required employment taxes and income tax withholding, shall provide and keep in force worker's compensation (and show proof of such insurance) and unemployment compensation insurance in the amounts required by law, and shall be solely and entirely responsible for its acts and the acts of its agents, employees, servants and the subcontractors during the performance of this contract.

D.   Termination. This agreement may be terminated by either party by giving
     ------------
thirty (30) days notice in writing, delivered by certified mail, return receipt requested, to the other party at the above address, or delivered by personal services upon the party. If notice is so given, this contract shall terminate on the expiration of the thirty (30) days, and the liability for the parties hereunder for the further performance of the terms of this contract shall thereupon cease, but the parties shall not be relieved of the duty to perform their obligation up to the date of termination.

E.   Modification. This contract consists of (1) this document, (2) the
     -------------
proposal submitted to the State and the Board for the provision of services to offenders in the custody of the State which is marked as Contractor's
Exhibit "A", and (3) proof of adequate insurance coverage in compliance with
2.0. herein marked as Exhibit "C". In the event there are any inconsistencies, ambiguities, or omissions between this document and Contractor's Exhibit "A" or Exhibit "C", this document shall govern over the provisions of Contractor's Exhibit "A" or Exhibit "C".

     This contract is intended as the complete integration of all understanding between the parties. No prior or contemporaneous addition, deletion, or other amendment hereto shall have any force or


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effect whatsoever, unless embodied herein in writing. No subsequent novation, renewal, addition, deletion or other amendment hereto shall have any force or effect unless embodied in a written contract executed and approved pursuant to the State of Colorado fiscal rules.

F.   Breach. A breach of this contract shall not be deemed to be a waiver of any
     -------
subsequent breach or default of the contract.

G.   Third-Party Beneficiary. The enforcement of the terms and conditions of
     ------------------------
this contract, and all rights of action relating to such enforcement, shall be strictly reserved to the Board and the Contractor, and nothing contained in this contract shall give or allow any claim or right of action whatsoever by any other or third person. It is the express intent of the parties to this contract that any person receiving services or benefits under this contract shall be deemed an incidental beneficiary only.

H.   Notice. Any notice provided for in this contract shall be in writing and
     -------
served by personal delivery or by registered or certified mail, return receipt requested and postage prepaid, at the addresses listed below under the signature of each party to this contract, until such time as written notice of a change of address is given to the said parties.

     4.   SPECIAL PROVISIONS:

A.   Fund Availability. Financial obligations of the State and Board payable
     ------------------
after the current fiscal year are contingent upon funds for that purpose being appropriated, budgeted and otherwise made available.

B.   Indemnification. To the extent authorized by law, the Contractor shall
     ----------------
indemnify, save and hold harmless the State and the Board, their employees and agents, against any and all claims, damages, liability and court awards including costs, expenses and attorney fees incurred as a result of any act or omission by the Contractor, or its employees, agents, subcontractors, or assignees pursuant to the terms of this contract.

C.   Discrimination and Affirmative Action. The Contractor agrees to comply
     --------------------------------------
with the letter and spirit of the Colorado Anti-discrimination Act of 1957, as amended, and other applicable law respecting discrimination and unfair employment practices (24-34-402. C.R.S. 1982 Replacement Vol.), and as required by Executive Order, Equal Opportunity and Affirmative Action, dated April 16, 1975. Pursuant thereto, the following provisions shall be contained in all State contracts or subcontracts.

During the performance of this contract, the Contractor agrees as follows:

     1) The Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, sex, marital status, religion, ancestry, mental or physical handicap, or age. The Contractor will take affirmative action to insure that applicants are employed, and that employees are treated during employment, without regard to the above mentioned characteristics. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; lay-offs or terminations; rates of payor other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth provisions of this non-discrimination clause.


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

     2) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, marital status, religion, ancestry, mental or physical handicap, or age.

     3) The Contractor will send to each labor union or representative of workers with which he has collective bargaining agreement or other contract or understanding, notice to be provided by the contracting officer, advising the labor union or workers' representative of the Contractor's commitment under the Executive Order, Equal Opportunity and Affirmative Action, dated April 16, 1975, and of the rules, regulations, and relevant Orders of the Governor.

     4) The Contractor and labor unions will furnish all information and reports required by Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975, and by the rules, regulations and Orders of the Governor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the office of the Governor or his designee for purposes of investigation to ascertain compliance with such rules, regulations and orders.

     5) A labor organization will not exclude any individual otherwise qualified from full membership rights in such labor organization, or expel any such individual from membership in such labor organization or discriminate against any of its members in the full enjoyment of work opportunity, because of race, creed, color, sex, national origin, or ancestry.

     6) A labor organization, or the employees or members thereof will not aid, abet, incite, compel or coerce the doing of any act defined in this contract to be discriminatory or obstruct or prevent any person from complying with the provisions of this contract or any order issued thereunder; or attempt either directly or indirectly, to commit any act defined in this contract to be discriminatory.

     7) In the event of the Contractor's non-compliance with the non-discrimination clauses of this Contractor or with any of such rules, regulations, or orders, this contract may be canceled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further State and Board contracts in accordance with procedures, authorized in Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975 and the rules, regulations, or orders promulgated in accordance therewith, and such other sanctions as may be imposed and remedies as may be invoked as provided in Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975, or by rules, regulations, or orders promulgated in accordance therewith, or as otherwise provided by law.

     8)   The Contractor will include the provisions of paragraph (1) through
          (8) in every sub-contract and subcontractor purchase order unless exempted by rules, regulations, or orders issued pursuant to Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any sub-contracting or purchase order as the contracting agency may direct, as a means of enforcing such provisions, including sanctions for non-compliance; provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with the subcontractor or vendor as a


                                       9
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          result of such direction by the contracting agency, the Contractor may request the State of Colorado to enter into such litigation to protect the interest of the State of Colorado.

D.   Colorado Labor Preference
     -------------------------

     1) Provision of C.R.S. 8-17-101 & 102 for preference of Colorado labor are applicable to this contract if public works within the State are undertaken hereunder and are financed in whole or in part by State funds.

     2) When a construction contract for a public project is to be awarded to a bidder, a resident bidder shall be allowed a preference against a nonresident bidder from a state or foreign country equal to the preference given or required by the state or foreign country in which the nonresident bidder is a resident. If it is determined by the officer responsible for awarding the bid that compliance with this subsection .06 may cause denial of federal funds which would otherwise be available or would otherwise be inconsistent with requirements of Federal law, this subsection shall be suspended, but only to the extent necessary to prevent denial of the moneys or to eliminate the inconsistency with Federal requirements (C.R.S. 8-19-101 & 102).


E.   General
     -------

     1) The laws of the State of Colorado and rules and regulations issued pursuant thereto shall be applied in the interpretation, execution and enforcement of this contract. Any provision of this contract whether or not incorporated herein by reference which provides for arbitration by any extra-judicial body or person or which is otherwise in conflict with said laws, rules and regulations shall be considered null and void. Nothing contained in any provision incorporated herein by reference which purports to negate this or any other special provision in whole or in part shall be valid or enforceable or available in any action at law whether by way of complaint, defense or otherwise. Any provision rendered null and void by the operation of this provision will not invalidate the remainder of this contract to the extent that the contract is capable of execution.

     2) At all times during the performance of this Contract, the Contractor shall strictly adhere to all applicable federal and state laws, rules and regulations that have been or may hereafter be established.

     3) The signatories hereto aver that they are familiar with 18-8-301, et. seq., (Bribery and Corrupt Influences) and 18-8-401, et. seq., (Abuse of Public Office), C.R.S. 1978 Replacement Vol., and that no violation of such provisions is present.

     4) The signatories aver that to their knowledge, no state employee has a personal or beneficial interest whatsoever in the service or property described herein.


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

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the day first above written.

Contractor: Residential Treatment Center Board:
Southern Corrections Systems, Inc.

(Full Legal Name)                          Weld County Community Corrections
                  ----------------------

/s/ Jerry Sunderland
----------------------------------------   -------------------------------------
Jerry Sunderland                           Chairman, Community Corrections Board

Position (Title) President
                 -----------------------

              84-0959522                          Reviewed and approved by:
----------------------------------------
Soc. Sec. # or Federal  I.D. #.


(If corporation:)                               Dale K. Hall
                                            -----------------------------------
                                             Weld County Board of Commissions
Attest (Seal)                                Chair, Dale K.  Hall, (07/28/99)

By:
    ------------------------------------
    Corporate Secretary,
    Town/City/County Clerk





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